UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2016

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On May 10, 2016, Denbury Resources Inc. (the “Company”) completed its previously announced privately negotiated exchanges with holders of $922.5 million in aggregate principal amount of its outstanding senior subordinated notes (the “Old Notes”) to exchange that principal amount of Old Notes for $531.2 million in aggregate principal amount of the Company’s new 9% Senior Secured Second Lien Notes due 2021 (the “New Notes”) and 36.9 million shares of the Company’s common stock, par value $0.001 per share (the “Shares”). Pursuant to the exchange agreements, the Company exchanged the New Notes and Shares for Old Notes consisting of $126.6 million in aggregate principal amount of its 6⅜% Senior Subordinated Notes due 2021, $351.6 million in aggregate principal amount of its 5½% Senior Subordinated Notes due 2022 and $444.2 million in aggregate principal amount of its 4⅝% Senior Subordinated Notes due 2023. The New Notes and Shares were offered in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) therein.

Indenture for the 9% Senior Secured Second Lien Notes due 2021

The New Notes were issued pursuant to an Indenture dated May 10, 2016 (the “Indenture”) among the Company, certain of the Company’s subsidiaries that are guarantors of the New Notes (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”). The Company will pay interest on the New Notes semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2016, and the New Notes will mature on May 15, 2021. The Indenture contains customary covenants that restrict the Company’s and its restricted subsidiaries’ ability to: (i) incur additional debt; (ii) pay dividends on the Company’s capital stock or redeem, repurchase or retire such capital stock or subordinated debt (including the Old Notes); (iii) make investments; (iv) create liens on the Company’s assets; (v) create limitations on the Company’s restricted subsidiaries’ ability to pay dividends or make other payments to the Company; (vi) engage in transactions with the Company’s affiliates; (vii) transfer or sell assets; and (viii) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries. The Indenture also requires that certain of the Company’s future subsidiaries guarantee the New Notes. The Indenture requires that in the case of a change of control the Company must offer to purchase all of the New Notes at a price equal to 101% of the principal amount of the New Notes plus accrued and unpaid interest. These covenants are subject to important exceptions and qualifications as described in the Indenture. If an event of default with respect to the New Notes occurs, the principal of and accrued but unpaid interest on the New Notes may be declared due and payable by the Trustee or the holders of 25% in principal amount of the outstanding New Notes in the manner provided in the Indenture.

The New Notes will be fully and unconditionally guaranteed, jointly and severally, by subsidiaries of the Company representing substantially all of the Company’s assets, operations and income and will be secured by second-priority liens on substantially all of the assets that secure the Company’s senior secured bank credit facility (the “Collateral”). Pursuant to the terms of the Intercreditor Agreement (as defined below), the liens on the Collateral that secure the New Notes and the guarantees are contractually subordinated to liens that secure the Company’s senior secured bank credit facility and certain other priority lien debt. Consequently, the New Notes and the guarantees will be effectively subordinated to the senior secured bank credit facility and other priority lien debt, if any, to the extent of the value of such assets.

Subject to compliance with the covenant regarding indebtedness, the Company may issue more New Notes from time to time under the Indenture (the “Additional Notes”). The New Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

On and after December 15, 2018, the Company may redeem some or all of the New Notes in cash at the redemption prices described in the Indenture, plus accrued and unpaid interest to the date of redemption. At any time prior to December 15, 2018, the Company may redeem the New Notes in whole or in part at a price equal to 100% of the principal amount of the New Notes to be redeemed plus a “make whole” premium and accrued and unpaid interest to the date of redemption. In addition, at any time and from time to time, on or before December 15, 2018, the Company may redeem up to 35% of the New Notes (which includes Additional Notes, if any) with the proceeds of certain equity offerings, in each case at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the date of redemption.

The foregoing descriptions of the Indenture and the New Notes are qualified in their entirety by reference to the full text of the Indenture and the New Notes, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Collateral Trust Agreement

On May 10, 2016, in connection with the Indenture, the Company, the Subsidiary Guarantors, the Trustee and the Collateral Trustee, entered into a collateral trust agreement (the “Collateral Trust Agreement”), pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon the Collateral for the benefit of the holders of the New Notes and other parity lien obligations, if any.

The foregoing description of the Collateral Trust Agreement is qualified in its entirety by reference to the full text of the Collateral Trust Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Intercreditor Agreement

On May 10, 2016, the Collateral Trustee and JPMorgan Chase Bank, N.A. entered into an intercreditor agreement (the “Intercreditor Agreement”) to govern the relationship of holders of the New Notes and holders of other parity lien debt (if any), the lenders under the Company’s senior secured bank credit facility and holders of other priority lien debt, and holders of the Company’s junior lien debt with respect to the Collateral and certain other matters.

The foregoing description of the Intercreditor Agreement is qualified in its entirety by reference to the full text of the Intercreditor Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference, insofar as it relates to the creation of a direct financial obligation.

Section 3 – Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities

The information in Item 1.01 above is incorporated herein by reference, insofar as it relates to the unregistered sale of equity securities.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
4.1*
Indenture, dated as of May 10, 2016, among the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as Trustee and Collateral Trustee, with respect to $531,194,000 aggregate principal amount of 9% Senior Secured Second Lien Notes due 2021.

4.2*	Form of Global Note representing the 9% Senior Secured Second Lien Notes due 2021 (included in Exhibit 4.1).
10.1*
Collateral Trust Agreement, dated as of May 10, 2016, among the Company, the Subsidiary Guarantors, Wilmington Trust, National Association, as Trustee, the other parity lien representatives from time to time party thereto and Wilmington Trust, National Association, as Collateral Trustee.

10.2*	Intercreditor Agreement, dated as of May 10, 2016, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, and Wilmington Trust, National Association, as Collateral Trustee.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: May 11, 2016	By:	/s/ James S. Matthews
James S. Matthews
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Indenture, dated as of May 10, 2016, among the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as Trustee and Collateral Trustee, with respect to $531,194,000 aggregate principal amount of 9% Senior Secured Second Lien Notes due 2021.

4.2	Form of Global Note representing the 9% Senior Secured Second Lien Notes due 2021 (included in Exhibit 4.1).
10.1
Collateral Trust Agreement, dated as of May 10, 2016, among the Company, the Subsidiary Guarantors, Wilmington Trust, National Association, as Trustee, the other parity lien representatives from time to time party thereto and Wilmington Trust, National Association, as Collateral Trustee.

10.2	Intercreditor Agreement, dated as of May 10, 2016, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, and Wilmington Trust, National Association, as Collateral Trustee.